UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Financial Officer

On March 25, 2009, the Board of Directors (the “Board”) of Dolby Laboratories, Inc. (the “Company”) appointed Michael Novelly, 44, as Interim Chief Financial Officer of the Company, effective March 28, 2009. Mr. Novelly joined the Company as Vice President of Financial Planning and Analysis in April 2008 and has more than 20 years experience in accounting and finance. Prior to joining the Company, Mr. Novelly was with Time Warner Inc. as Vice President and Assistant Controller from 2004 to 2008 and as Vice President, Financial Planning and Analysis from 2002 to 2004. His background includes CFO positions with Red Herring Communications, Inc., Quokka Sports, Inc. and Polygram Television. Mr. Novelly holds a BS degree in Accounting and Finance from the University of Colorado, Boulder, Leeds School of Business.

As previously announced, Kevin Yeaman, the Company’s former Executive Vice President and Chief Financial Officer, assumed the position of President and Chief Executive Officer of the Company effective March 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

Date: March 31, 2009	/s/ Mark S. Anderson
Mark S. Anderson
Executive Vice President, General Counsel and Secretary